Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT NO. 4 TO LICENSE AGREEMENT

This AMENDMENT NO. 4 TO LICENSE AGREEMENT (“Amendment No. 4”) made and effective as of October 2, 2026 (the “Amendment No. 4 Effective Date”), is by and between Immunome, Inc., a Delaware corporation with offices at 18702 N Creek Parkway South, Suite #100, Bothell, WA 98011 (“Immunome”) and Bristol-Myers Squibb Company, a Delaware corporation with offices at Route 206 and Province Line Road, Princeton, New Jersey 08543 (“BMS”). Immunome and BMS are together referred to in this Amendment No. 4 as the “Parties” and individually as a “Party.”

Background:

BMS and Immunome (as assignee of Ayala Pharmaceuticals, Inc.) are parties to a License Agreement dated as of November 29, 2017 (as previously amended, the “License Agreement”). Capitalized terms used but not otherwise defined in this Amendment No. 4 shall have the meanings assigned to them in the License Agreement.

The Parties now wish to amend the License Agreement, pursuant to which BMS will assign to Immunome certain Patent Rights licensed to Immunome under the License Agreement, and the Parties will amend certain provisions of the License Agreement in connection therewith, in accordance with the terms set forth below.

Terms:

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Assignment of Certain Patents; Grant Back License.

(a) At and effective as of the Amendment No. 4 Effective Date, subject to receipt of the consideration specified in Section 2 and Section 3 below, BMS shall, and shall cause its applicable Affiliates to, sell, transfer, convey, assign and deliver to Immunome, and Immunome shall purchase and accept from BMS (or an Affiliate of BMS), all of BMS’s (or such Affiliate’s) right, title and interest in and to the Patent Rights set forth on Exhibit A (the “Transferred Patents”), free and clear of any encumbrance, lien or claim of ownership of any Third Party other than any encumbrance disclosed on Schedule 1.

(b) On the Amendment No. 4 Effective Date, each of Immunome and BMS shall deliver to the other the Bill of Sale in the form attached hereto as Exhibit B and the Patent Assignment attached hereto as Exhibit C.

(c) Immunome shall grant and hereby grants to BMS a perpetual, irrevocable, worldwide, fully paid up, non-exclusive license under Immunome’s and its Affiliates’ interest in the Transferred Patents to research, discover, make, have made, use, sell, offer to sell, export, import, develop and commercialize any molecules other than the Licensed Compounds and Licensed Products, which license shall be sublicensable through multiple tiers of sublicenses to one or more of its Affiliates or Third Parties.

(d) Paragraph 6 of Amendment No. 2 to License Agreement by and between the Parties dated as of August 7, 2024 is hereby deleted in its entirety and replace with the word “RESERVED”.

2. Cash Payment. Section 8.2 of the License Agreement (Milestone Payments) is hereby deleted in its entirety and replaced with the following:

8.2 Cash Payment. On the Amendment No. 4 Effective Date, as partial consideration for BMS entering into this Amendment No. 4, Immunome shall pay to BMS a nonrefundable, noncreditable payment of Twenty Million Dollars ($20,000,000) in cash by wire transfer into an account designated in writing by BMS.

3. Stock Issuance. Section 8.4 of the License Agreement (Royalty Payments) is hereby deleted in its entirety and replaced with the following:

8.4 Stock Issuance. Concurrently with the execution of this Amendment No. 4, as partial consideration for BMS entering into this Amendment No. 4, Immunome shall issue to BMS 4,425,487 shares of Immunome common stock, par value $0.0001 per share, pursuant to a stock issuance agreement executed by Immunome and BMS concurrently with the execution of this Amendment No. 4.

4. License Grant Amendments.

(a) Section 1.5 of the License Agreement (definition of “BMS Patent Rights”) is hereby deleted in its entirety and replaced with the word “RESERVED”. In connection with the consummation of the transactions contemplated by Section 1(a), the Parties acknowledge that, from and after the Amendment No. 4 Effective Date, there shall be no BMS Patent Rights under the License Agreement, and any reference in the License Agreement to “BMS Patent Rights” shall have no further force or effect with respect to any period from and after the Amendment No. 4 Effective Date; [***]. Without limiting the foregoing, the license grant under the BMS Patent Rights under Section 2.1 of the License Agreement (BMS Patent Rights and BMS Know-How) is hereby terminated as of the Amendment No. 4 Effective Date and all rights of Company under the BMS Patent Rights (other than the BMS Patent Rights that have become Transferred Patents hereunder) shall revert to BMS, and Company and its Affiliates shall have no rights to use, and shall not use, such BMS Patent Rights.

(b) Section 2.2.1(e) of the License Agreement is hereby deleted in its entirety and replaced with the following:

(e) the Sublicensee shall agree in writing to be bound by and comply with the terms and conditions of this Agreement in the same manner as Company;

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(c) Section 2.5 of the License Agreement (Retained Rights) is hereby deleted in its entirety and replaced with the following:

2.5 Retained Rights. All rights not expressly granted by a Party hereunder are reserved by such Party and may be used by such Party for any purpose. Without limiting the foregoing, BMS retains all rights to use and for its Affiliates to use the Licensed Compounds, the BMS Know-How and the BMS Patent Rights for any internal research purposes in the Field to research, develop and commercialize any molecules other than the Licensed Compounds and Licensed Products, and for the manufacture of any compound that is not a Licensed Compound, provided that such molecules and/or compounds are not Notch Inhibitors as their primary mechanism of action. BMS also expressly reserves and retains the right to make, have made and use any Licensed Compound for use as an intermediate or starting material in the manufacture of any compound that is not a Licensed Compound. Nothing in this Agreement shall prevent BMS and its Affiliates from using for any purpose any BMS Know-How that is in the public domain as of the Effective Date (or enters the public domain thereafter) and is not covered by a Valid Claim of a Transferred Patent.

5. Sales Reports, Sales Record Audit and Company Financial Report. Section 8.6 of the License Agreement (Sales Reports and Royalty Payments), Section 8.7 of the License Agreement (Sales Record Audit) and Section 8.11 of the License Agreement (Company Financial Report) are each hereby deleted in their entirety and replaced, in all cases, with the word “RESERVED”.

6. Development and Commercialization Diligence and Reports. The following sections of the License Agreement are hereby deleted in their entirety and replaced, in all cases, with the word “RESERVED”: Section 5.1 (Development); Section 5.2 (Development Reports); Section 5.3 (Records); Section 6.1 (Company Obligations); Section 6.2 (Continued Availability); and Section 6.3 (Reports).

7. Section 8.9 of the License Agreement (Taxes) is hereby amended and restated in its entirety as follows:

8.9 Taxes. Each Party will pay any and all taxes levied on account of all payments it receives under this Agreement. Company shall be responsible for paying all indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes, including any transfer, documentary, use, stamp, goods and services, excise, registration or other similar tax), and all conveyance fees, recording charges and other fees and charges incurred in connection with this Agreement, the Bill of Sale, the Patent Assignment, and any other transaction documents.

8. Patent Prosecution and Enforcement. The following sections of the License Agreement are hereby deleted in their entirety and replaced, in all cases, with the word “RESERVED”: Section 10.2 (Filing, Prosecution and Maintenance of BMS Patent Rights); Section 10.3 (Patent Abandonment); Section 10.4 (Enforcement of BMS Patent Rights against Infringers); Section 10.6 (Patent Extensions); Section 10.7 (Data Exclusivity and Orange Book Listings); Section 10.8 (Notification of Patent Certification); Section 10.9 (No Conflict Actions); and Section 10.10 (Assignment of BMS Patent Rights).

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9. Term.

(a) Section 13.1 of the License Agreement (Term) is hereby amended and restated in its entirety as follows:

13.1 Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated in accordance with the terms hereof or by mutual written consent, shall expire on a country-by-country basis and Licensed Product-by-Licensed Product basis, upon the expiration of the last-to-expire Valid Claim of the Transferred Patents claiming such Licensed Product in such country.

(b) Section 13.2 of the License Agreement (Termination by BMS) is hereby deleted in its entirety and replaced with the word “RESERVED.”

(c) Section 13.4 of the License Agreement (Effect of Termination) is hereby deleted in its entirety and replaced with the word “RESERVED.”

(d) The header of Section 13.5 of the License Agreement “Effect of Termination by Company for Breach by BMS” is hereby replaced with “Effect of Termination by Company”; the reference to Section 13.3.2 in Section 13.5 of the License Agreement is hereby replaced with a reference to Section 13.3; and Section 13.5.4 is hereby deleted in its entirety and replaced with the word “RESERVED”.

(e) Section 13.6.4 of the License Agreement is hereby amended and restated in its entirety as follows:

13.6.4 The license with respect to the BMS Know-How granted under Section 2.1 shall convert to a non-exclusive, perpetual, irrevocable, fully paid-up license.

(e) Section 13.8 of the License Agreement (Survival) is hereby amended and restated in its entirety as follows:

13.8 Survival. The following provisions shall survive termination or expiration of this Agreement, as well as any other provisions which by their nature are intended to survive termination: Article 1 (as applicable), Sections 8.8 through 8.10 (for [***] after the end of the Calendar Year in which this Agreement was terminated), Section 9.4, Section 9.5, Section 10.1, Article 11, Article 12, whichever one of Sections 13.5 or 13.6 applies, Section 13.7, this Section 13.8, Section 13.9, Section 13.10, Article 14 and Article 15.

10. Assignment. Section 15.4.2 is hereby amended and restated in its entirety to read as follows:

15.4.2 Company may assign or transfer this Agreement or all of its rights and obligations hereunder without BMS’s consent to a successor in interest by reason of merger, consolidation or sale of substantially all of the assets of Company to which this Agreement relates (and so long as such assignment or transfer includes, without limitation, all Approvals, all manufacturing rights with respect to such assets, and all rights and obligations under this Agreement); provided, however, that such successor in interest shall have agreed prior to such assignment or transfer to be bound by the terms of this Agreement in a writing provided to BMS.

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11. Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the date of this Amendment No. 4: (i) it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to enter into this Amendment No. 4 and to perform its obligations under this Amendment No. 4, (ii) execution of this Amendment No. 4 and the performance by such Party of its obligations hereunder have been duly authorized, (iii) this Amendment No. 4 has been duly executed and delivered on behalf of such Party, and is legally binding and enforceable on each Party in accordance with its terms, (iv) the performance of this Amendment No. 4 by it does not create a breach or default under any other agreement to which it is a Party, and (v) the execution, delivery and performance of this Amendment No. 4 by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound.

12. Full Force and Effect. Except as expressly amended hereby, the License Agreement shall remain unchanged and in full force and effect in accordance with its original terms; provided that, to the extent that any of the terms and conditions of this Amendment No. 4 are inconsistent with the terms and conditions of the License Agreement, the terms of this Amendment No. 4 will govern.

13. Governing Law. This Amendment No. 4 shall be governed by, enforced, and shall be construed in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions.

14. Miscellaneous. This Amendment No. 4 may be executed by the Parties on separate counterparts, both of which shall be an original and both of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. At either Party’s request, the other Party shall execute and deliver such additional documents and instruments, including confirmatory assignments, documents in local form and documents requiring notarization, legalization, apostille, certification or translation, as may be required or reasonably requested to evidence, perfect or record the transfer of the Transferred Patents and the other transactions contemplated by this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Amendment No. 4 as of the Amendment No. 4 Effective Date.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Siobhan Pomeroy
Name: Siobhan Pomeroy
Title: Senior Vice President, M&A and BD&L Transactions

IMMUNOME, INC.

By:	/s/ Clay Siegall
Name: Clay Siegall, Ph.D.
Title: President and Chief Executive Officer

[Signature Page to Amendment No. 4 to License Agreement]

Exhibit A

Transferred Patents

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Exhibit B

BILL OF SALE AND

ASSIGNMENT AND ASSUMPTION AGREEMENT

[***]

Exhibit C

PATENT ASSIGNMENT AGREEMENT

[***]

Schedule 1

Permitted Encumbrances

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